Joint Filer Information

Names:	Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield International Master Fund, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Auxilium Pharmaceuticals, Inc. [AUXL]

Date of Earliest Transaction Reported:	June 6, 2014

The undersigned, Deerfield Mgmt, L.P.,  Deerfield Management Company, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. are jointly filing the attached amendment to Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Auxilium Pharmaceuticals, Inc.

Signatures:

DEERFIELD MGMT, L.P.

By:  J.E. Flynn Capital, LLC, General Partner

By:  /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:  Flynn Management LLC, General Partner

By:  /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact

DEERFIELD PARTNERS, L.P.

By:  Deerfield Mgmt, L.P., General Partner

By:  J.E. Flynn Capital, LLC, General Partner

By:  /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact

DEERFIELD INTERNATIONAL MASTER FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner

By:  J.E. Flynn Capital, LLC, General Partner

By:  /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact